EXHIBIT 4.1


iLive, Inc.
Convertible Note

$1,500,000                                                         Irvine, Ca.
                                                                   March 6, 2002

                         EXTENSION OF THE MATURITY DATE

Street Capital Inc. hereby grants iLive a thirty (30) day extension on the $1,500,000 convertible note issued October 1, 2000. The original note was due on or before 5:00 PM, Pacific Standard Time, on March 7, 2002. The extension will extend the payment or conversion rights to April 7, 2002.

This extension is executed by Street Capital Inc. in accordance with the terms and conditions set forth in the original note.

IN WITNESS WHEREOF, the Company has signed and sealed this Notes and delivered it in Irvine, California as of March 6, 2002.


iLive, Inc.



By: /s/ Albert Aimers, CEO
   ---------------------------
Albert Aimers, CEO




Street Capital



By: /s/ Scott Henricks, President
   ------------------------------
Scott Henricks, President



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THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TREANSFERRED INLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SHC APPLICABLE SECURITIES LAWS OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQURED IN CONNECTION WITH SUCH TRANSFER.

iLive, Inc.
Convertible Note/Line of Credit

$1,500,000                                                     Beverly Hills, CA
                                                               October 1, 2000

FOR VALUE RECEIVED, the undersigned, iLive, inc. (formerly Powerhouse International Corporation) its assigns, and successors (the "Company") hereby promises to pay to the order of Street Capital, Inc. or its assigns (the "Purchaser") in lawful money of the United States of America, an in immediately available funds, the principal sum borrowed against the One Million Five Hundred Thousand Dollar ($1,500,000) line of credit. The principal sum and any unpaid interest thereon shall be due and payable on or before 5:00 pm Pacific Standard Time, on March 7, 2002 (unless such payment date is accelerated as provided in Section 5 hereof, extended as provided in section 2 hereof, or unless this Note is converted as set forth in paragraph 1 hereof) ("Maturity"). Payment of all amounts due hereunder shall be made at the address of the Purchaser provided for in Section 6 hereof. The Company further promises to pay interest at the rate of twelve percent per annum (12%) on the outstanding principal balance borrowed against the Note, such interest will be payable upon maturity.

         1. CONVERSION. The Purchaser of this Note is entitled at its option, at any time, upon fifteen (15) day's notice, and in whole or in part, until maturity hereof (as extended by Purchaser) to convert the principal amount of this Note or any portion of the principal amount hereof into Shares of the Common Stock of the Company at a conversion price for each share of common stock equal to $0.25. Such conversion shall be effectuated by surrendering the Note to be converted to the Company, with the form of Conversion Notice attached hereto as Exhibit A, executed by the Purchaser of this Note evidencing such Purchaser's intention to convert this Note or a specified portion hereof (as above provided). The date on which such Conversion Notice is given shall be deemed to be the date on which the Purchaser has delivered this Note, with the Conversion Notice duly executed, the Company or, if earlier, the date set forth in such Conversion Notice if this Note and such Conversion Notice is received by the Company within five business days after the date set forth in the Conversion Notices.

The Company agrees to take whatever steps are necessary to authorize and reserve, free of preemptive rights and other similar contractual rights of stock holders, a sufficient number of its authorized but not issued shares of its Common Stock to satisfy the rights of conversion of the holder of this Note.

Any certificates representing Conversion Shares transferred to Purchaser which are not registered for resale without restriction under the Securities Act or applicable state securities laws shall be endorsed with the following legend:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLE


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         ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH
         APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH
         SUCH TRANSFER.

         1. EXTENSION OF MATURITY DATE. Purchaser shall have the right in its sole discretion, to extend the maturity of this Note for up to five one-year periods, each such extension exercisable only by the Purchaser by delivering to the Company written notice of such extension at any time prior to the maturity date then in effect.

         2. PREPAYMENT. The Company may at its option at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.

         3. TRANSFERABILITY. This Note shall not be transferred, pledged, hypothecated, or assigned by the Holder without the express written consent of the Company.

         4. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default.

                  a. The non-payment, when due, of any principal or interest pursuant to this Note.

                  b. The Material breach of any representation or warranty in this Note. In the event the Purchaser becomes aware of a breach of this Section 7(b), the Purchaser shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

                  c. The breach of any covenant or undertaking, not otherwise provided for in this Section 7;

                  d. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity.

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                  e.       The commencement by the Company of any voluntary
                           proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect: or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in , or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company ; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

                  f. The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement , insolvency, adjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute and Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or admits in writing the material allegations of same , or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgement or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgement or decree remains undismissed for 20 days, or a warrant of attachment , execution or similar process shall be issued against any substantial part of the property of the Company.


              Upon the occurrence of any Default or Event of Default the Purchaser, may be written notice to the Company declare all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon immediately due and payable in which event it shall immediately be and become due and payable provided that upon the occurrence of an Event of Default as set forth in paragraph (a) or paragraph (f) hereof, all or any portion of the unpaid principal amount due to Purchaser, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

         5. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally or sent by overnight courier or messenger or by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmissions, telegram or similar means of communication. Notice shall be deemed to have been received on the date and time of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next deliver day after deposit with the courier or messenger or if sent by certified mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be given to the following addresses:

         If to the Company:

         ILive Inc.
         242 N Canon Dr. 3rd Floor
         Beverly Hills, Ca 90210
         Facsimile No: 310-285-0966

         With a Copy to:

         Law Offices of M Richard Cutler
         610 Newport Center Drive, Suite 800
         Newport Beach, CA 92660
         Attn: M Richard Cutler, Esq.
         Facsimile No: 949-719-1988

         If to the Purchaser:

         242 N Canon Drive
         Beverly Hills, CA 90210
         Facsimile No: 310-285-0966

6. REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Purchaser:

         a. ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

         b. AUTHORIZATION: ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note, and the Conversion Shares in accordance with the terms hereof. The execution , delivery and performance of this Note, by the Company and the consummation by it of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and that the Company hereby warrants that it will take whatever action is necessary to authorize and reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to satisfy the rights of conversion of the holder of this Note. This Note when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor's rights and remedies or by other equitable principles of general application.

         c. ISSUANCE OF NOTE. The Note issued hereunder and the Conversion Shares to be issued upon conversion of the Note have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and non-assessable and entitled to the rights and preferences set forth herein.


         d. DISCLOSURE. Neither this Note nor any other document, certificate or instrument furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement made herein or therein, in the light of the circumstances under which they were made herein or therein not misleading.

         Purchaser hereby makes the following representations and warranties to the Company

                  1. ACQUISITION FOR INVESTMENT. Purchaser is purchasing the Note solely for its own account for thee purpose of investment and not with a view to or for sale in connection with a distribution. Purchaser does not have a present intention to sell the Note or the Conversion Shares nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Note or the Conversion Shares to or through any person entity, provided, however, that by making the representations herein , such Purchaser does not agree to hold the Note or the Conversion Shares for any minimum or other specific term and reserves the right to dispose of the Note or the Conversion Shares at any time in accordance with Federal securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Note or Conversion Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary and appropriate to conduct its due diligence investigation.

                  2. ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

7. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company comments to the jurisdiction of any court of the State of California and of any federal court located in California.

8. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN BEVERLY HILLS CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN WITHOUT GIVING EFFECT TO THE RULES OR PRINCIPLES OF CONFLICTS OF LAW.

9. ATTORNEYS FEES. In the event the Purchaser or any holder hereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder or enforcement of the terms of this Note, including reasonable attorney's fees, whether or not such is instituted.

10. CONFORMITY WITH LAW. It is the intention of the Company and of the Purchaser to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if therefore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Company has signed and sealed this Notes and delivered it in Beverly Hills, California as of October 1 , 2000.



ATTEST:                                    iLive, Inc.

/s/ Mary Moriarty                          By: /s/ Albert Aimers, Chairman
-----------------------                       ----------------------------------
Mary Moriarty, Director                         Albert Aimers, Chairman


                                           Street Capital


                                           By: /s/ Scott Henricks, President
                                               ---------------------------------
                                               Scott Henricks, President